Exhibit 99.2

The New York Times Company Reports September Revenues

NEW YORK--(BUSINESS WIRE)--October 23, 2008--The New York Times Company announced today that in September total Company revenues from continuing operations decreased 8.0% compared with the same month a year ago. Advertising revenues decreased 13.0% and circulation revenues increased 3.0%.

All comparisons are for September 2008 to September 2007 unless otherwise noted:

News Media Group

Advertising revenues for the News Media Group decreased 14.1% because of weakness in print advertising.

The New York Times Media Group - Advertising revenues for The New York Times Media Group decreased 11.7% in September 2008 compared with growth of 11.3% in September 2007. National advertising revenues decreased as weakness in the studio entertainment, media, hotel and live entertainment categories offset growth in corporate, financial services, home furnishing manufacturer and healthcare advertising. Retail advertising revenues decreased mainly due to lower preprint advertising. Classified advertising revenues were down because of weakness in help-wanted, real estate and automotive advertising. Home furnishing manufacturer and home furnishing store advertising benefited in the month from a shift in the timing of the fall issue of T: Design, which was published in September this year but appeared in October last year.

New England Media Group - Advertising revenues for the New England Media Group decreased 16.6%. National advertising revenues were lower mainly because of decreases in travel, pharmaceutical/packaged goods and hospital/healthcare advertising. Retail advertising revenues decreased primarily due to weakness in the department store, sports/toys, home improvement and furniture/home furnishing categories. Classified advertising revenues decreased mainly due to softness in real estate and help-wanted advertising.

Regional Media Group - Advertising revenues for the Regional Media Group decreased 22.1%. Retail advertising revenues were down mainly because of decreases in the home furnishing, home improvement, specialty store, telecommunications and department store categories. Classified advertising revenues decreased due to weakness in real estate, help-wanted and automotive advertising.

Internet advertising revenues included in the News Media Group increased 16.4% as strong growth in display advertising was partially offset by weakness in online recruitment advertising.

Circulation revenues for the News Media Group were up 3.0%. Revenues increased at The New York Times and New England Media Groups, and decreased at the Regional Media Group. In July 2008, The New York Times announced that home-delivery prices would increase an average of 4.5% upon the subscriber’s renewal date and for new subscribers. Effective August 18, the daily newsstand price of The Times increased from $1.25 to $1.50.

About Group

Advertising revenues at the About Group (which includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com) rose 10.9% due to growth in both cost-per-click and display advertising.

Other Data

Internet Businesses: Total Internet revenues grew 11.7% and Internet advertising revenues increased 14.5% in September. Internet businesses include NYTimes.com, About.com, Boston.com and other Company Web sites. In total, Internet businesses accounted for 12.0% of total revenues in September versus 9.9% in September 2007.

In addition, The New York Times Company had the 11th largest presence on the Web, with 50.8 million unique visitors in the United States in September 2008 according to Nielsen Online, up approximately 15% from 44.2 million unique visitors in September 2007. Also according to Nielsen Online, NYTimes.com had 20.1 million unique visitors in September versus 14.7 million in September 2007, up about 37%, and was the No. 1 newspaper Web site in the United States, a position it has long held.

The New York Times Company (NYSE: NYT), a leading media company with 2007 revenues of $3.2 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 16 other daily newspapers, WQXR-FM and more than 50 Web sites, including NYTimes.com, Boston.com and About.com. The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY
2008 TOTAL COMPANY REVENUES (a)
($ 000's)

	September			Year to Date
			%			%
	2008	2007	Change	2008	2007	Change
Advertising Revenues
News Media
National	$84,935	$94,102	-9.7	$616,475	$662,056	-6.9
Retail	30,817	34,748	-11.3	281,188	314,180	-10.5
Classified	28,689	39,960	-28.2	289,730	387,735	-25.3
Other Ad Revenue	4,977	5,176	-3.8	44,018	46,237	-4.8
Total News Media Group	149,419	173,986	-14.1	1,231,410	1,410,208	-12.7

About Group (b)	8,739	7,878	+10.9	79,502	68,216	+16.5

Total Ad Revenues from Continuing Operations	158,158	181,864	-13.0	1,310,912	1,478,425	-11.3

Circulation Revenues	72,649	70,554	+3.0	676,486	664,538	+1.8
Other Revenues (c)	20,969	21,115	-0.7	189,404	186,359	+1.6

Total Company Revenues from Continuing Operations	$251,775	$273,534	-8.0	$2,176,802	$2,329,322	-6.5

Discontinued Operations: Broadcast Media Group (d)	0	0	N/A	0	46,702	N/A

(a) Numbers may not add due to rounding.
(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.
(c) Primarily includes revenues from wholesale delivery operations, news services/syndication, commercial printing, digital archives, direct mail advertising services and rental income.
(d) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 TOTAL COMPANY REVENUES (a)
($ 000's)

	Third Quarter
			%
	2008	2007	Change
Advertising Revenues
News Media
National	$188,666	$212,910	-11.4
Retail	86,507	97,191	-11.0
Classified	82,778	117,157	-29.3
Other Ad Revenue	13,658	14,423	-5.3
Total News Media Group	371,608	441,681	-15.9

About Group (b)	26,588	23,362	+13.8

Total Ad Revenues from Continuing Operations	398,196	465,043	-14.4

Circulation Revenues	225,689	223,420	+1.0
Other Revenues (c)	63,157	65,896	-4.2

Total Company Revenues from Continuing Operations	$687,042	$754,359	-8.9

Discontinued Operations: Broadcast Media Group (d)	0	0	N/A

(a) Numbers may not add due to rounding.
(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.
(c) Primarily includes revenues from wholesale delivery operations, news services/syndication, commercial printing, digital archives, direct mail advertising services and rental income.

(d) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 ADVERTISING REVENUES (a)
($ 000's)

	September			Year to Date
			%			%
	2008	2007	Change	2008	2007	Change
News Media Group
New York Times Media Group	$103,048	$116,753	-11.7	$781,607	$867,774	-9.9
New England Media Group	27,167	32,577	-16.6	240,591	289,414	-16.9
Regional Media Group	19,204	24,657	-22.1	209,212	253,020	-17.3

Total News Media Group	149,419	173,986	-14.1	1,231,410	1,410,208	-12.7

About Group (b)	8,739	7,878	+10.9	79,502	68,216	+16.5

Total Ad Revenues from Continuing Operations	$158,158	$181,864	-13.0	$1,310,912	$1,478,425	-11.3

Discontinued Operations: Broadcast Media Group (c)	0	0	N/A	0	45,745	N/A

(a) Numbers may not add due to rounding.
(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.
(c) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 ADVERTISING REVENUES (a)
($ 000's)

	Third Quarter
			%
	2008	2007	Change
News Media Group
New York Times Media Group	$234,001	$271,234	-13.7
New England Media Group	74,060	91,838	-19.4
Regional Media Group	63,547	78,609	-19.2

Total News Media Group	371,608	441,681	-15.9

About Group (b)	26,588	23,362	+13.8

Total Ad Revenues from Continuing Operations	$398,196	$465,043	-14.4

Discontinued Operations: Broadcast Media Group (c)	0	0	N/A

(a) Numbers may not add due to rounding.
(b) Includes the Web sites of About.com, ConsumerSearch.com, UCompareHealthCare.com and Calorie-Count.com.
(c) On May 7, 2007, the Company sold the Broadcast Media Group, consisting of nine network-affiliated television stations, their related Web sites and the digital operating center, for approximately $575 million.

THE NEW YORK TIMES COMPANY
2008 NEWS MEDIA GROUP AD REVENUE GROWTH
BY CLASSIFIED CATEGORY

	% Change	% Change	% Change
	Sept. '08	Q3 '08	YTD '08
	vs. Sept. '07	vs. Q3 '07	vs. YTD '07

Help-Wanted	-38.8	-41.2	-36.1
Real Estate	-27.0	-29.7	-25.9
Automotive	-19.8	-23.4	-20.8
Other	-19.7	-13.3	-6.0
Total Classified	-28.2	-29.3	-25.3

CONTACT:
The New York Times Company
Catherine J. Mathis, 212-556-1981
mathis@nytimes.com
or
Paula Schwartz, 212-556-5224
paula.schwartz@nytimes.com